Exhibit 21.1

                           AMERIHOST PROPERTIES, INC.
                             LISTING OF SUBSIDIARIES

                                    State of
                                    Incorporation   Ownership
              Entity                or Organization    Percentage

Amerihost Development, Inc.         Illinois                100.00%
Amerihost International, Inc.       Delaware                100.00%
Amerihost Lodging Group, Inc.       Delaware                100.00%
Amerihost Management, Inc.          Illinois                100.00%
Amerihost Renovations, Inc.         Illinois                100.00%
Amerihost Staffing, Inc.            Illinois                100.00%
AP Equities of Arkansas, Inc.       Arkansas                100.00%
AP Equities of Florida, Inc.         Florida                100.00%
AP Equities of Indiana, Inc.         Indiana                100.00%
AP Equities of Ohio, Inc.             Ohio                  100.00%
AP Hotels of Georgia, Inc.           Georgia                100.00%
AP Hotels of Illinois, Inc.         Illinois                100.00%
AP Hotels of Kansas, Inc.            Kansas                 100.00%
AP Hotels of Michigan, Inc.         Delaware                100.00%
AP Hotels of Mississippi, Inc.     Mississippi              100.00%
AP Hotels of Ohio, Inc.             Delaware                100.00%
AP Hotels of Pennsylvania, Inc.   Pennsylvania              100.00%
AP Hotels of Texas, Inc.            Delaware                100.00%
AP Hotels of Vermont, Inc.           Vermont                100.00%
AP Hotels of Vermont, Inc.          Delaware                100.00%
AP Hotels of West Virginia, Inc.  West Virginia             100.00%
AP Lodging of Ohio, Inc.              Ohio                  100.00%
AP Properties of Ohio, Inc.           Ohio                  100.00%
API of Indiana, Inc.                 Indiana                100.00%
API of Wisconsin, Inc.              Wisconsin               100.00%
Hammond Investors, Inc.              Indiana                100.00%
Niles Illinois Hotel Corporation    Illinois                100.00%
Schiller Park Investors, Inc.       Illinois                100.00%
Shorewood Hotel Investments, Inc.   Illinois                100.00%
Shorewood Investors, Inc.           Illinois                100.00%
AP Hotels of West Virginia, Inc.  West Virginia             100.00%
AmeriHost Inns of Illinois, Inc.    Illinois                100.00%
AmeriHost Inns of Ohio, Inc.          Ohio                  100.00%
AP Hotels of Wisconsin, Inc.        Wisconsin               100.00%
AP Hotels of Iowa, Inc.               Iowa                  100.00%
AP Hotels of Kentucky, Inc.         Kentucky                100.00%
API/Crawfordsville, Inc.             Indiana                100.00%
API/Cloverdale, Inc.                 Indiana                100.00%
API/Marysville, Inc.                  Ohio                  100.00%
API/Plainfield, Inc.                 Indiana                100.00%
Sullivan Motel Associates, Ltd.      Indiana                 56.00%
White River Junction, VT 393
  Limited Partnership                Vermont                 83.30%
Metropolis, IL 1292 Limited
  Partnership                       Illinois                 54.90%
Tuscola, Illinois 593 Limited
  Partnership                       Illinois                 68.75%
Bowling Green, Ohio 590 Limited
  Partnership                         Ohio                   64.16%
Findlay, Ohio 391 Limited
  Partnership                         Ohio                   56.67%
Dayton, Ohio 1291 Limited
  Partnership                         Ohio                   61.50%
Altoona, PA 792 Limited
  Partnership                     Pennsylvania               62.78%
New Philadelphia, Ohio
  1092 Limited Partnership            Ohio                   50.35%